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                                                                       EXHIBIT 5



                                LATHAM & WATKINS
                                 701 "B" STREET
                                   SUITE 2100
                          SAN DIEGO, CALIFORNIA 92101
                               November 17, 1994



Price Enterprises, Inc.
4649 Morena Boulevard
San Diego, California 92117



           Re:__ Form S-4 Registration Statement (File No. 33-55481);


      27,000,000 Shares of Common Stock, Par Value $.0001 Per Share,
                       of Price Enterprises, Inc.
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Ladies and Gentlemen:



    In connection with the registration of 27,000,000 shares of common stock of the Company, par value $.0001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by Price Enterprises, Inc., a Delaware corporation (the "Company"), on a Registration Statement on Form S-4 (File No. 33-55481) initially filed with the Securities and Exchange Commission (the "Commission") on September 15, 1994 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.



    In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and distribution of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.



    In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.



    We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.



    Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.



    We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."



                                          Very truly yours,
                                          LATHAM & WATKINS